EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement of Tower Financial Corporation on Form S-8 of our report dated March 29, 1999 on our audit of the financial statements of Tower Financial Corporation (the Company) as of December 31, 1998 and for the period from July 8, 1998 (date of inception) through December 31, 1998, which report is included in the Company's Annual Report on Form 10-KSB.



/s/ PricewaterhouseCoopers LLP
Fort Wayne, Indiana
April 1, 1999